Exhibit 31.4

CERTIFICATION

I, Darryl S. Nakamoto, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Hoku Corporation (the “Registrant”); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.*

Date: July 29, 2011	By:	/s/ DARRYL S. NAKAMOTO
Darryl S. Nakamoto
Chief Financial Officer, Treasurer and Secretary
(Principal Financial and Accounting Officer)

*	Paragraphs 3, 4 and 5 of the form of certification are omitted because this Amendment No. 1 on Form 10-K/A does not include the information as to which such paragraphs relate.